Exhibit 8.1 1919 Pennsylvania Ave NW, Suite 800 Washington, DC 20006-3404 202.625.3500 tel 202.298.7570 fax www.katten.com

October 2, 2024

To the Addressees Listed

  on Schedule A Attached Hereto

Re:	GM Financial Automobile Leasing Trust 2024-3 – Tax Opinion

Ladies and Gentlemen:

We have acted as tax counsel to AmeriCredit Financial Services, Inc. d/b/a GM Financial, a Delaware corporation (“GM Financial”), GMF Leasing LLC, a Delaware limited liability company and a wholly-owned subsidiary of GM Financial (the “Depositor”), GM Financial Automobile Leasing Trust 2024-3, a Delaware statutory trust (the “Issuer”), APGO Trust, a Delaware statutory trust (“APGO”), and ACAR Leasing Ltd., a Delaware statutory trust (the “Titling Trust”), as to certain matters in connection with the $175,760,000 Class A-1 4.745% Asset Backed Notes (the “Class A-1 Notes”), $229,720,000 Class A-2-A 4.29% Asset Backed Notes (the “Class A-2-A Notes”), $265,000,000 Class A-2-B Floating Rate Asset Backed Notes (the “Class A-2-B Notes”), $450,000,000 Class A-3 4.21% Asset Backed Notes (the “Class A-3 Notes”), $71,500,000 Class A-4 4.22% Asset Backed Notes (the “Class A-4 Notes” and together with the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes and the Class A-3 Notes, the “Class A Notes”), $65,120,000 Class B 4.49% Asset Backed Notes (the “Class B Notes”) and $60,000,000 Class C 4.58% Asset Backed Notes (the “Class C Notes” and, collectively with the Class A Notes and the Class B Notes, the “Notes”), which will be issued pursuant to an Indenture, dated as of August 20, 2024 (the “Indenture”), among the Issuer, Computershare Trust Company, N.A. (“Computershare Trust Company”), as indenture trustee (in such capacity, the “Indenture Trustee”) and GM Financial, as servicer (in such capacity, the “Servicer”). The “Publicly Offered Notes” consist of the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

Capitalized terms not otherwise defined herein have their respective meanings set forth in Appendix 1 to the 2024-3 Exchange Note Supplement, dated as of August 20, 2024 (the “2024-3 Exchange Note Supplement”), among the Titling Trust, as borrower (in such capacity, the “Borrower”), GM Financial as lender (in such capacity, the “Lender”) and as Servicer, Computershare Trust Company as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) under the Credit and Security Agreement (as defined below), or if not defined in Appendix 1 to the 2024-3 Exchange Note Supplement, in Appendix A to the Third Amended and Restated Credit and Security Agreement, dated as of October 3, 2022 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among the Borrower, the Lender, the Servicer, the Administrative Agent and the Collateral Agent.

KATTEN MUCHIN ROSENMAN LLP

CENTURY CITY  CHARLOTTE  CHICAGO  DALLAS  LOS ANGELES

NEW YORK  ORANGE COUNTY  SHANGHAI  WASHINGTON, DC

A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

To the Addressees Listed

  on Schedule A Attached Hereto

October 2, 2024

The term “Preliminary Prospectus” means the preliminary prospectus dated September 19, 2024, relating to the Publicly Offered Notes (which omitted certain Rule 430D Information), as filed with the Commission pursuant to Rule 424(h) of the Rules and Regulations including the documents incorporated by reference therein pursuant to the Securities Act of 1933, as amended (the “1933 Act”) at the time of such filing, used in connection with the offering of the Notes (which omitted certain Rule 430D Information). The term “Prospectus” means the prospectus dated September 24, 2024, relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations including the documents incorporated by reference therein pursuant to the 1933 Act at the time of such filing, used in connection with the offering of the Notes.

Dealers of motor vehicles originate closed-end lease contracts (each a “Lease Agreement”) between the dealer, as lessor, and a retail customer, as lessee. Upon origination of the Lease Agreement, both the Lease Agreement and the motor vehicles that are the subject of such Lease Agreement (each, a “Leased Vehicle”) are assigned by the originating dealer to the Titling Trust. The Titling Trust pays the purchase price to the dealers with cash loaned to it by GM Financial as an “Advance” made under the Credit and Security Agreement in exchange for a pledge of such Lease Agreements (each pledged Lease Agreement, a “Collateral Lease Agreement”) and Leased Vehicles (each pledged Leased Vehicle, a “Collateral Leased Vehicle”) as security for such Advances. Each Collateral Leased Vehicle is titled in the name of the Titling Trust and the Collateral Agent is named lienholder on the related certificate of title.

Pursuant to the Credit and Security Agreement, GM Financial may from time to time request that all or a portion of the Titling Trust’s obligations to repay the Advances to GM Financial pursuant to the Credit and Security Agreement be issued in the form of a definitive “Exchange Note” and that a specified “Designated Pool” of Collateral Lease Agreements and Collateral Leased Vehicles be designated as supporting only the Titling Trust’s obligations under such Exchange Note. All amounts outstanding under the Credit and Security Agreement (including all outstanding Exchange Notes issued thereunder) are secured by a single security interest in favor of the Collateral Agent, on behalf of GM Financial and each subsequent Exchange Noteholder, on all Collateral Lease Agreements, Collateral Leased Vehicles and any proceeds thereof. Notwithstanding the existence of a single security interest under the Credit and Security Agreement each Exchange Note will be paid exclusively from Collections on the related Designated Pool and any Exchange Note-specific credit enhancement.

Pursuant to the Credit and Security Agreement, together with the 2024-3 Exchange Note Supplement, the Titling Trust will issue an Exchange Note (the “2024-3 Exchange Note”) to GM Financial on the 2024-3 Closing Date and will designate a Designated Pool of Collateral Lease Agreements and Collateral Leased Vehicles (the “2024-3 Designated Pool”) to support the 2024-3 Exchange Note. On the 2024-3 Closing Date, the 2024-3 Exchange Note will have an initial outstanding principal balance of $1,390,000,000 and an interest rate of 4.755%. The stated maturity date of the 2024-3 Exchange Note will be March 20, 2029.

To the Addressees Listed

  on Schedule A Attached Hereto

October 2, 2024

Pursuant to the 2024-3 Exchange Note Sale Agreement, dated as of August 20, 2024 (the “2024-3 Exchange Note Sale Agreement”), between GM Financial, as seller, and the Depositor, as buyer, on the 2024-3 Closing Date, GM Financial will sell to the Depositor, and the Depositor will purchase from GM Financial, all of GM Financial’s right, title and interest in, to and under the 2024-3 Exchange Note and the proceeds thereof without recourse. Pursuant to the 2024-3 Exchange Note Transfer Agreement, dated as of August 20, 2024 (the “2024-3 Exchange Note Transfer Agreement”), between the Depositor, as seller, and the Issuer, as buyer, on the 2024-3 Closing Date the Depositor will sell to the Issuer, and the Issuer will purchase from the Depositor, all of the Depositor’s right, title and interest in, to and under the 2024-3 Exchange Note and the proceeds thereof without recourse. Pursuant to the Indenture, on the 2024-3 Closing Date the Issuer will issue the Notes to the Depositor as partial payment for the 2024-3 Exchange Note and will grant a security interest in the 2024-3 Exchange Note and all other Indenture Collateral (as defined in the Indenture) to the Indenture Trustee for the benefit of the Noteholders.

Pursuant to the Underwriting Agreement, dated as of September 24, 2024 (the “Underwriting Agreement”), among GM Financial, individually and as Servicer, the Depositor, as seller and each of Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., MUFG Securities Americas Inc. and TD Securities (USA) LLC, as representatives (in such capacity, the “Representatives”) of the several underwriters named therein (the “Underwriters”), the Depositor will sell the Publicly Offered Notes to the Underwriters.

The Depositor will pay the proceeds from the sale of the Publicly Offered Notes to GM Financial as partial payment for the 2024-3 Exchange Note on the 2024-3 Closing Date.

As tax counsel, we have examined original or reproduced or certified copies of the articles of incorporation and bylaws of AmeriCredit, as amended to date, the certificate of formation and limited liability company agreement of the Depositor, as amended to date, records of actions taken by the board of directors of each of AmeriCredit and the Depositor, and the resolutions adopted by the board of directors of each of AmeriCredit and the Depositor ratifying the execution, delivery and participation in the transactions contemplated by the Agreements (as herein after defined).

In arriving at the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, opinions of counsel, certificates and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the following (the documents listed in clauses (a) – (p) below are collectively referred to as the “Agreements”):

(a)	Credit and Security Agreement;

To the Addressees Listed

  on Schedule A Attached Hereto

October 2, 2024

(b)	2024-3 Exchange Note Supplement;

(c)	Fourth Amended and Restated Servicing Agreement, dated as of October 3, 2022 (the “Servicing Agreement”), among the Titling Trust, the Servicer, APGO and the Collateral Agent;

(d)	2024-3 Servicing Supplement, dated as of August 20, 2024 (the “2024-3 Servicing Supplement”), among the Titling Trust, the Servicer, APGO, the Indenture Trustee and the Collateral Agent;

(e)	2024-3 Exchange Note Sale Agreement;

(f)	2024-3 Exchange Note Transfer Agreement;

(g)	Indenture;

(h)	Asset Representations Review Agreement, dated as of August 20, 2024 (the “Asset Representations Review Agreement”), among the Issuer, GM Financial and Clayton Fixed Income Services LLC;

(i)	Underwriting Agreement;

(j)	Administration Agreement, dated as of August 20, 2024 (the “Administration Agreement”), among the Depositor, GM Financial, as administrator and the Indenture Trustee;

(k)

Amended and Restated Trust Agreement, dated as of January 31, 2011 (the “Titling Trust Agreement”), between APGO, as settlor and Wilmington Trust Company (“WTC”), as owner trustee (in such capacity, the “Titling Trust Owner Trustee”), Delaware trustee (in such capacity, the “Delaware Trustee”) and administrative trustee (in such capacity, the “Administrative Trustee”);

(l)	Amended and Restated Trust Agreement, dated as of August 20, 2024 (the “Issuer Trust Agreement”), between the Depositor and WTC, as owner trustee (in such capacity, the “Issuer Owner Trustee”);

(m)	Third Amended and Restated Trust Agreement, dated as of January 19, 2017 (the “APGO Trust Agreement”), between GM Financial and WTC, as owner trustee (in such capacity, the “APGO Owner Trustee”);

(n)	Limited Liability Company Agreement of the Depositor, dated as of January 26, 2011 (the “Depositor LLC Agreement”), by GM Financial, as member;

To the Addressees Listed

  on Schedule A Attached Hereto

October 2, 2024

(o)	specimen of the 2024-3 Exchange Note, which will be issued pursuant to the Exchange Note Supplement and the Credit and Security Agreement;

(p)	specimen copies of the Notes;

(q)	Preliminary Prospectus; and

(r)	Prospectus.

We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

We also have assumed, without investigation, (a) as to all parties to the Agreements, the due authorization, execution, and delivery thereof, and the validity and enforceability thereof against all parties thereto (b) each party has full power, authority and legal right, under its charter and other governing documents, corporate and regulatory legislation and the laws of its jurisdiction of incorporation or organization, to execute and deliver the Agreements to which it is a party and to carry out the transactions contemplated thereunder, and (c) the Agreements will be enforced in good faith and in a commercially reasonable manner.

With respect to matters of fact, we have relied, without investigation, on the representations and warranties of AmeriCredit, the Depositor, the Issuer, APGO, the Titling Trust and other parties contained in the Agreements and in the instruments and documents delivered in connection with the execution of the Agreements.

We have examined the question of whether the Notes will be treated as indebtedness for federal income tax purposes. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service (the “IRS”).

In general, whether a transaction constitutes the issuance of indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining whether or not a transaction constitutes the issuance of indebtedness for federal income tax purposes, which we have reviewed as they apply to this transaction.

To the Addressees Listed

  on Schedule A Attached Hereto

October 2, 2024

Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

(1) The Notes, to the extent treated for federal income tax purposes as beneficially owned by a person other than the Depositor or its affiliates for such purposes, will be treated as indebtedness because: (i) the characteristics of the transaction strongly indicate that in economic substance, the transaction is the issuance of indebtedness, (ii) the form of the transaction is an issuance of indebtedness, and (iii) the parties have stated unambiguously their intention to treat the transaction as the issuance of indebtedness for tax purposes.

(2) Assuming compliance with the terms of the Agreements, neither the Issuer nor the Titling Trust will be treated as an association, or a publicly traded partnership, taxable as a corporation.

(3) The statements in the Preliminary Prospectus under the headings “Summary of Prospectus — Tax Status” and “Material U.S. Federal Income Tax Consequences,” and the statements in the Prospectus under the headings “Summary of Prospectus — Tax Status” and “Material U.S. Federal Income Tax Consequences,” as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, accurately state all material federal income tax consequences of the purchase, ownership and disposition of the Notes to the original purchaser.

Except for the opinions set forth above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. We express no opinion on any matter not discussed in this letter, and we undertake no obligation to update the opinions contained herein after the date hereof.

This opinion is for the benefit of the addressees hereof and any subsequent transferee of the Notes and it may not be relied on by any other party or quoted without our express consent in writing. We place no limitations in this tax opinion, however, on the disclosure of the tax structure or tax treatment of the transactions contemplated by the Agreements.

We express no opinion on any matter not discussed in this letter. Except as provided above, copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein, and (iii) as otherwise required by law or in connection with any action to which you are a party arising out of the transactions contemplated hereunder to support an assertion by you of a due diligence defense under federal securities laws.

To the Addressees Listed

  on Schedule A Attached Hereto

October 2, 2024

Copies of this letter may be posted by the Issuer or GM Financial to a password protected website accessible by any nonhired “nationally recognized statistical rating organization” (a “NRSRO”) that provides to the Issuer or GM Financial the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this letter, and each such NRSRO, by accessing a copy of this letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this letter to any other person.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

SCHEDULE A

AmeriCredit Financial Services, Inc.

  d/b/a GM Financial

GMF Leasing LLC

GM Financial Automobile Leasing Trust 2024-3

APGO Trust

ACAR Leasing Ltd.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Wilmington Trust Company,

  as Owner Trustee, Delaware Trustee,

  Issuer Owner Trustee, APGO Owner

  Trustee, Titling Trust Owner Trustee and
  Administrative Trustee

1100 North Market Street

Wilmington, Delaware 19890

Computershare Trust Company, N.A.,

  as Collateral Agent, Administrative Agent

  and Indenture Trustee

1505 Energy Park Drive

St. Paul, Minnesota 55108

Wells Fargo Securities, LLC,

  as Representative and an Underwriter

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Credit Agricole Securities (USA) Inc.,

  as Representative and an Underwriter

1301 Avenue of the Americas

New York, New York 10019

MUFG Securities Americas Inc.,

  as Representative and an Underwriter

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

TD Securities (USA) LLC,

  as Representative and an Underwriter

One Vanderbilt Avenue, 11th Floor

New York, New York 10017

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Scotia Capital (USA) Inc.

250 Vesey Street, 23rd and 24th Floors

New York, New York 10281

Siebert Williams Shank & Co., LLC

100 Wall Street, 18th Floor

New York, New York 10005

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, New York 10172

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

S&P Global Ratings

55 Water Street, 41st Floor

New York, New York 10041

Ernst & Young LLP

5 Times Square

New York, New York 10036